Exhibit 21.1
Aurora Diagnostics, Inc. and its Subsidiaries and Affiliated Practices

Company	Jurisdiction of Organization
ARDX Sub, Inc.	DE

Aurora Diagnostics, LLC	DE

Aurora Diagnostics Holdings, LLC	DE

Aurora Greensboro LLC	NC

Aurora LMC, LLC	NV

Aurora Massachusetts, LLC (d/b/a ADX Massachusetts, LLC)	DE

Aurora Michigan, LLC	MI

Aurora New Hampshire, LLC	NH

Bernhardt Laboratories, Inc.	FL

Covenant Healthcare Lab, LLC	FL

C R Collections, LLC	AL

Cunningham Pathology, L.L.C.	DE

Greensboro Pathology, LLC	NC

Greensboro Pathology Services, PLLC	NC

Hardman Pathology ADX, LLC	GA

Hilbrich Dermatopathology Laboratory, PLLC	MI

Kent Pathologists, PLLC	MI

Kent Pathology Laboratory, PLLC	MI

Laboratory Medicine Consultants, Ltd.	NV

Laboratory of Dermatopathology ADX, LLC	NY

Mark & Kambour, LLC	FL

Mark & Kambour Holdings, Inc.	FL

Mark & Kambour, M.D., P.A.	FL

Pathology Laboratory, P.C.	MI

Pathology Solutions, LLC	NJ

Pinkus Dermatopathology Laboratory, P.C.	MI

Seacoast Pathology, Inc.	NH

South Texas Dermatopathology Lab, P.A.	TX

The LMC Revocable Trust, B.T.	NV

Twin Cities Dermatopathology, LLC	MN

Twin Cities Pathologists, PLLC	MN

William J. Hardman, III, M.D., P.C.	GA